EXHIBIT 4.6

                                First Amendment
                                       to
                             Series 97-D Preferred
                            Stock Purchase Agreement


     This First Amendment to the Stock Purchase Agreement ("First
Amendment") is made as of April 1, 1998, by and between SGI International, a Utah corporation (the "Company") and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").

                                    Recitals

     A. On August 12, 1997, the parties hereto entered into a Series 97-D Preferred Stock Purchase Agreement (the "Agreement") and a Registration Rights Agreement, the latter of which required registration of the stock underlying warrants and preferred shares that were being purchased; and,

     B. The Agreement also contained at Section 5(e) a "Favored Nations" clause that imposed certain obligations on the Company in the event that it issued any other convertible stock purchase agreement with similar terms and in an aggregate amount of $550,000 or less; and,

     C. The Company did issue on January 8, 1998, another convertible stock purchase agreement with similar terms in an amount of $500,000.


                                   AGREEMENT

     NOW, THEREFORE, for good and valuable consideration and in consideration of the covenants and agreements contained herein the parties agree as follows:

     1. Authorization. The Company will authorize the issuance of 100,000 shares of restricted stock to Millenco, and 10,000 shares of restricted stock to Terry Feeney, such stock to be issued to Investors in consideration for Investors discharging and releasing the obligation of the Company under Section 5(e) of the Agreement and in discharge of any and all claims for damages or otherwise related directly or indirectly to the delay by the Company in filing the S-2 registration statement, except for liquidated damages as specifically provided for in accordance with Section 3(e) of the Registration Rights Agreement between the parties dated August 12, 1998.

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     2. Amended Exhibit B. In order to provide Investors, in accordance with
Section 5(e) of the Agreement, with the same discount as provided to the investors of the January 8, 1998 transaction with the Company, the parties hereto agree to delete the Exhibit B ("First Amended Certificate of Secretary") attached to the Agreement and attach in place and instead thereof, the Exhibit B attached to this First Amendment.

     3. Entire Agreement. Except as is specifically amended hereby by this First Amendment the Agreement shall continue to be in full force and effect without any modifications, except as specifically agreed to by the parties hereto in writing.

     IN WITNESS WHEREOF, this First Amendment to the Stock Purchase Agreement was duly executed on the date first written below.

                                        INVESTOR: Millenco, L.P.
                                             /s/
                                        By:-------------------------------
                                             Name:

                                        Title:_______________________________

                                        Executed this 1st day of April, 1998


                                        INVESTOR: Terry Feeney
                                             /s/
                                        By:--------------------------------
                                             Terry Feeney, Individual

Agreed to and Accepted on
this 1st day of April, 1998

SGI INTERNATIONAL
a Utah Corporation
                 /s/
By:-----------------------------
                /s/
Title:--------------------------

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                                   EXHIBIT A

                             Schedule of Investors

          Name and Address                        Number of Shares

          Millenco, L.P.                          500
          111 Broadway 20th Floor
          New York, NY 10006

          Terry Feeney                            50
          111 Broadway 20th Floor
          New York, NY 10006


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